                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT:            SEPTEMBER 1, 1999


                           CALIFORNIA PROPERTIES FUND
              ----------------------------------------------------


                                   CALIFORNIA
                  --------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


          0-19238                                          95-3463928
----------------------------                   ---------------------------------
  (COMMISSION FILE NUMBER)                     (IRS EMPLOYEE IDENTIFICATION NO.)


2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA                      92009
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE:            (760) 431-5626
                                                              --------------


             12770 HIGH BLUFF DRIVE, SUITE 140, SAN DIEGO, CA 92130
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Responses are by reference to Regulation S-K, Item 304(a)(1) and (a)(3).
    ------------------------------------------------------------------------

(a)(1)(i) On September 1, 1999, Levitz, Zacks & Ciceric Accountants, Inc. resigned as the Registrant's certifying accountant.

(a)(1)(ii) Levitz, Zacks & Ciceric Accountants, Inc. was not engaged to perform services relating to the financial statements for the years ended December 31, 1997 or December 31, 1998, and, accordingly, issued no reports or opinions for such years. Levitz, Zacks & Ciceric Accountants, Inc. was engaged to perform services relating to the financial statements for the year ended December 31, 1996. No opinion or report was issued as a result of such engagement.

(a)(1)(iv) Levitz, Zacks & Ciceric Accountants, Inc. was not engaged to perform services relating to the financial statements for the years ended December 31, 1997; December 31, 1998; or the interim period from the date of the last audited financial statements to September 1, 1999, and, accordingly, issued no reports or opinions for such years. Levitz, Zacks & Ciceric Accountants, Inc. was engaged to perform services relating to the financial statements for the year ended December 31, 1996. No opinion or report was issued as a result of such engagement

(a)(1)(v)  Not applicable.

(a)(3) The Registrant has provided Levitz, Zacks & Ciceric Accountants, Inc. with a copy of this disclosure. The Registrant has requested that Levitz, Zacks & Ciceric Accountants, Inc. furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A copy of Levitz, Zacks & Ciceric Accountants, Inc.'s letter, provided pursuant to Item 601(b)(16) of Regulation S-K, relating to this disclosure is attached as Exhibit A to this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            California Properties Fund, a California corporation

Date: October 26, 1999      /s/  Michael Fanghella
                           -------------------------------------
                           Michael Fanghella, President